EXHIBIT 99.2

LIMITED POWER OF ATTORNEY
FOR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

Know All Persons by these Presents, that the undersigned hereby makes, constitutes and appoints Philip B. Simon as the undersigned’s true and lawful attorney-in-fact (the “Attorney-in Fact”), with full power of substitution and resubstitution, with the power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to prepare, execute, deliver and file with the United States Securities and Exchange Commission, any national securities exchange or other stock market regulator or authority, and the Companies (as defined below) any and all schedules or reports (including any amendment thereto) of the undersigned required or considered advisable under Sections 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, with respect to the equity securities of the Companies, including Schedule 13D, Schedule 13G, Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership), and Form 5 (Annual Statement of Changes in Beneficial Ownership).

For purposes of this Limited Power of Attorney, the “Companies” mean any and all issuers of any class of any equity security which is registered pursuant to Section 12 of the Exchange Act, and in which the undersigned has, directly or indirectly, any beneficial ownership interest, as defined for purposes of Sections 13 and 16 of the Exchange Act and the rules and regulations thereunder.  The Companies include, without limitation:  C-COR, Inc.; Leapfrog Enterprises Inc.; NetSuite, Inc.; Nobel Learning Communities, Inc.; and Supergen, Inc.

The undersigned acknowledges that any documents prepared and/or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his discretion, deems necessary or desirable.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.

This Limited Power of Attorney is made and granted in addition to any and all other or further powers of attorney that have been or are made or granted by the undersigned, whether in favor of the Attorney-in-Fact or any other person or persons.  This Limited Power of Attorney does not in any way alter, limit, restrict or supersede any such other or further powers of attorney, each of which shall remain in full force and effect in accordance with its respective terms.  This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of California without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of February 9, 2005.

Signature:	/s/ Lawrence J. Ellison
Lawrence J. Ellison